UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 8, 2015, Shutterfly, Inc. issued the following press release:

Shutterfly Urges Stockholders to Vote FOR ALL of the Company’s Director Nominees
on the WHITE Proxy Card Today

Vote the WHITE Proxy Card to Support the Significant Value Creation Underway at Shutterfly

Independent Proxy Advisors Glass Lewis and Proxy Mosaic Recommend that Stockholders Vote the WHITE Proxy Card

REDWOOD CITY, Calif. June 8, 2015 – The Board of Directors of Shutterfly, Inc. (NASDAQ: SFLY) today issued the following statement, urging Shutterfly stockholders to vote the WHITE proxy card to support all three of the Company’s highly-qualified nominees, Jeffrey T. Housenbold, Stephen J. Killeen and James N. White, at the upcoming June 12, 2015, Annual Meeting of Stockholders.

By voting the WHITE proxy card, stockholders can help ensure that the management and Board leadership driving Shutterfly’s value-creating strategy remains in place, while also ensuring that additional stockholder representatives are added to the Shutterfly Board after the Annual Meeting. Voting the WHITE proxy card is the only way to achieve this outcome.

Shutterfly has the right strategy, the right management team and the right Board to drive near- and long-term value creation for ALL Shutterfly stockholders. The Shutterfly Board has overseen the development and execution of a strategy that has delivered growth and generated meaningful value for ALL Shutterfly stockholders.

Since the Company’s 2006 IPO, Shutterfly’s management team, under the leadership of President and Chief Executive Officer, Jeff Housenbold, has consistently delivered record results. Over that time period, Shutterfly has grown revenue and adjusted EBITDA at compound annual growth rates of 29% each, increased free cash flow at a compound annual growth rate of 74%, and expanded transacting customers to 9.2 million. Shutterfly has also expanded its market capitalization by 5x and delivered total stockholder return (“TSR”) of more than 200% over that time frame.

Looking forward, continued investment in Shutterfly 3.0, the Company’s vertically integrated manufacturing capabilities and the Shutterfly Business Solutions offering will position Shutterfly to drive continued revenue and adjusted EBITDA growth, increased adjusted EBITDA margins of more than 20%, decreased capital expenditures and enhanced free cash flow.

By voting the WHITE proxy card, and ONLY by voting the WHITE proxy card, Shutterfly stockholders guarantee the retention of President and Chief Executive Officer Jeff Housenbold, the architect and executor of Shutterfly’s vision for growth and secure the tremendous opportunity ahead.

Voting the WHITE Card Is a Win-Win for Stockholders

The Shutterfly Board is made up of nine directors, eight of whom are independent, and all of whom possess knowledge and expertise that are critical to the ongoing successful oversight of the Company’s strategy. The Shutterfly Board strongly believes that replacing one third of its directors with the members of Marathon’s dissident slate creates needless risk of distraction from execution of the Company’s strategy as well as management attrition, reducing opportunities for future growth and diminishing stockholder value along the way.

By voting the WHITE proxy card, stockholders can avoid execution and attrition risk and still effect Board composition change. If none of Marathon’s nominees are elected, the Shutterfly Board has agreed to add Marathon’s Mario Cibelli to the Shutterfly Board immediately after the Annual Meeting and work with Marathon to add another mutually acceptable candidate to the Shutterfly Board within six months.

The Shutterfly Board strongly urges stockholders to protect their investment by voting the WHITE proxy card today “FOR ALL” of Shutterfly’s director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. The Shutterfly Board also unanimously recommends that stockholders vote the WHITE proxy card today “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to add 1.9 million shares to be issued under the plan. Please do NOT sign or return any BLUE proxy cards that may be sent to you. If you have previously submitted a BLUE proxy card, you can revoke that proxy card by using a WHITE proxy card to vote your shares today. Only your latest-dated proxy card will count.

If you have questions or need assistance voting your shares please contact:
MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events, including statements about Shutterfly’s business plans, financial performance, compensation programs and board composition for 2015 and beyond. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date of this release. These forward-looking statements are predictions of future events that involve risks and uncertainties that may cause actual results to vary materially from those predicted. The risks and uncertainties that may cause actual results to differ from those predicted include, among others, economic downturns and the general state of the economy; Shutterfly’s ability to expand its customer base and increase sales to existing customers; Shutterfly’s ability to execute on its strategic plan and restructuring activities, including building and successfully implementing Shutterfly 3.0; Shutterfly’s ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the business; Shutterfly’s ability to develop new and innovative products and services and integrate acquired businesses and assets on a timely and cost-effective basis; Shutterfly’s ability to meet production requirements; unforeseen changes in expense levels; competition; volatility in Shutterfly’s stock price; the actions of activist investors and the cost and disruption of responding to those actions, including the effect of the proxy contest on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations. Please refer to the “Risk Factors” section of Shutterfly’s filings with the Securities and Exchange Commission, including Shutterfly’s most recent Form 10-K and 10-Q, which are available at www.sec.gov, for more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Shutterfly assumes no obligation to update or revise any forward-looking statements except as may be required by applicable law.

Non-GAAP Financial Information

This press release also contains non-GAAP financial measures, including adjusted EBITDA and free cash flow. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided at the end of this release. The method Shutterfly uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Shutterfly believes that these non-GAAP financial measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors with a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP financial measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for, or superior to comparable financial measures determined in accordance with GAAP. Management strongly encourages you to review the Company’s financial statements as filed in its Form 10-Ks and 10-Qs in their entirety and to not rely on any single financial measure.

About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Shutterfly Inc.
Media Relations:
Gretchen Sloan, 650-610-5276
gsloan@shutterfly.com
or
Investor Relations:
Jeff Majtyka, 646-759-3635
jmajtyka@shutterfly.com
or
Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann / Jed Repko
415-869-3950

Source: Shutterfly Inc.